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                                                                     Exhibit 99

                                                                   [Logo] INSCI

                                                                   News Release
FOR RELEASE MARCH 9, 2001 AT 7:30 AM EST
Contact:    ALLEN & CARON INC
            Rene Caron or Jill Cieslak (investors)
            rene@allencaron.com or jill@allencaron.com
            (949) 474-4300
            Kari Rinkeviczie (media)
            kari@allencaron.com
            (616) 647-0780

         INSCI SELLS ASSETS OF LOGNET SUBSIDIARY TO PAYNET OF ISRAEL

SALE VALUED AT UP TO $3.6 MILLION INCLUDING ROYALTIES ON FUTURE PRODUCT SALES

WESTBOROUGH, MA (MARCH 9, 2001) . . . insci-statements.com, Corp. (Nasdaq:
INSI), doing business as INSCI, announced today that in a move to monetize a non-strategic asset, it has sold most of the assets of its Lognet subsidiary to privately-held Paynet Electronic Billing, Ltd of Haifa, Israel.

The assets sold to Paynet include all intellectual property rights, technology, development tools, hardware and inventory related to Lognet's existing Billminer electronic bill presentment and payment software and Oneprint, Emulation and Anota product lines, as well as all customer lists, marketing materials and other assets directly related to the conduct of Lognet's business including its name. Paynet has also transferred most of Lognet's employees resident in Israel to its payroll assuming responsibility for all compensation, vacation and other benefits.

According to the announcement by INSCI President and CEO Lori R. Frank, the sale is valued at up to $3.6 million, including a 20 percent equity stake in Paynet valued at $2.0 million and $1.6 million of royalties on sales of the Billminer software and Oneprint, Emulation and Anota product lines, which includes royalties on sales of any future products developed from the acquired technologies and intellectual property.

At closing, INSCI received the Paynet equity and a $100,000 cash down payment on the future royalties, which will be payable quarterly. Following this closing, INSCI expects to receive an additional cash payment for Paynet's near term purchase of selected Lognet inventory at a mutually agreed price. The price of the inventory to be purchased is not included in the estimated $3.6 million value of the transaction just closed. Lognet was originally purchased by INSCI as part of its InfiniteSpace.com strategy and the Lognet assets purchased by Paynet were previously written off by INSCI in its second quarter of fiscal year 2001, which ended September 30, 2000, as part of the closing of the InfiniteSpace.com subsidiary.

"In addition to concentrating on increasing our traditional business of providing on-site digital document repository solutions and pursuing our ASP-enabling strategy for the last four months," Frank commented, "we have been seeking ways to realize maximum value for our shareholders from underemployed or non-strategic assets of the Company. The sale of the assets of Lognet is a result of those efforts. We believe that the potential for product royalties and the equity stake in Paynet affords INSCI and its shareholders the opportunity to participate in any future success Paynet may have in further developing and marketing the Lognet products."

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INSCI SELLS ASSETS OF ITS LOGNET SUBSIDIARY TO PAYNET
PAGE 2-2-2

ABOUT INSCI

insci-statements.com, Corp., doing business as INSCI, is a leading-provider of highly scalable digital document repository solutions that provide high-volume document capture, warehousing and delivery functions via Local and Wide Area Networks or the Internet. Its award-winning products bridge back-office with front-office mission critical and customer-centric applications by web-enabling legacy-generated reports, bills, statements and other documents. The Company has strategic partnerships and relationships with such companies as Bell & Howell, Xerox, Moore and Unisys. For more information about INSCI, visit www.insci.com. For additional investor relations information visit the Allen & Caron Inc web site at www.allencaron.com.

There are statements in this news release that contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include all statements that are not statements of historical fact and relate to the intent, belief, plans or expectations of INSCI (insci-statements.com), their management, and their customers. Words like "plans," "intends," "believes," "signifies," "estimates," "anticipate," "will," "expect," and words of similar meaning are intended to identify forward-looking statements. Actual results may vary significantly from the forward-looking statements as discussed in detail in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year-ended March 31, 2000, and its Quarterly Reports on Form 10-Q for the periods ending June 30, 2000, September 30, 2000 and December 31, 2000. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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